Exhibit 10.1

FOURTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 11, 2015 (this “Amendment”), to the Receivables Purchase Agreement, dated as of January 10, 2013, as amended by the First Amendment to Receivables Purchase Agreement, dated as of August 20, 2013, the Second Amendment to Receivables Purchase Agreement, dated as of December 13, 2013 and the Third Amendment to Receivables Purchase Agreement, dated as of December 12, 2014 (as so amended, and as otherwise modified, supplemented, amended or amended and restated from time to time, the “Agreement”), each by and among TARGA RECEIVABLES LLC, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms of the Agreement, the “Servicer”), the various CONDUIT PURCHASERS party thereto from time to time, the various COMMITTED PURCHASERS party thereto from time to time, the various PURCHASER AGENTS party thereto from time to time, the various LC Participants party thereto from time to time, and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as LC BANK, is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Agreement.

R E C I T A L S

WHEREAS, subject to the terms hereof, the parties to the Agreement wish to make certain amendments to the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Amendments to the Agreement.

1.1. Clause (b) of Section 1.2 of the Agreement is hereby amended and restated to read as follows:

(b) On the date of each Funded Purchase pursuant to Section 1.1(a), each applicable Conduit Purchaser or Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Section 2 of Exhibit II, make available to the Administrator at the account specified by the Administrator in same day funds, an amount equal to the portion of

Capital with regard to the Purchased Interest then required to be funded by such Purchaser pursuant to Section 1.1(a). The Administrator shall make an amount equal to the portion of Capital with regard to the Purchased Interest then required to be funded by the Purchasers hereunder available to the Seller at the Administration Account.

1.2. Section 1.4 of the Agreement is hereby amended as follows:

(a) Clause (b)(ii) shall be amended and restated in its entirety to read as follows:

(ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return of the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables and the Related Rights; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest it, but shall set aside and hold (or cause the Seller to set aside and hold) in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this clause (ii), shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital and then, if applicable, to cash collateralize the LC Participation Amount, at such time), which amount shall be deposited into the account of the Administrator for the ratable benefit of the Purchasers (to be deposited by the Administrator in each Purchaser Agent’s account (for the benefit of its related Purchasers)) or to the LC Collateral Account on the next Settlement Date in accordance with Section 1.4(c); provided, further, that in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of its refusal, pursuant to Section 1.22, to extend its Commitment hereunder (an “Exiting Purchaser”), then, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

(b) The first sentence of clause (c) shall be amended and restated to read as follows:

The Servicer shall, in accordance with the priorities set forth in Section 1.4(d) below, deposit into an account designated for each Purchaser by its Purchaser Agent, on each Settlement Date, Collections held for such Purchaser pursuant to Sections 1.4(b)(i), (ii) and (iii) and Section 1.4(f), provided, however, that to the extent any payments of Capital are required to be paid to the Administrator for the benefit of the Purchaser Agents pursuant to the foregoing sections, the Servicer shall pay such amounts to the Administrator.

(c) The first sentence of clause (d) appearing before clause (d)(i) shall be amended and restated to read as follows:

The Servicer shall distribute the amounts described in Section 1.4(b) (to the extent not already distributed pursuant to Section 1.4(b)) on each Settlement Date, as follows:

(d) Paragraph second of clause (d)(ii) shall be amended and restated to read as follows:

second, to the Administrator for the ratable benefit of each Purchaser (to be distributed by the Administrator to each Purchaser Agent ratably (based on the aggregate of the Capital of each Purchaser in such Purchaser Agent’s Purchaser Group) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group)) in payment in full of (x) if such day is a Termination Day, each Purchaser’s Capital, (y) if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100% or (z) if such day is not a Termination Day but is a day on which the Commitment of an Exiting Purchaser terminates, an amount equal to the Exiting Purchaser’s ratable share of the Collections set aside pursuant to Section 1.4(b)(iii) based on its Capital (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in clauses first and second of this clause (ii) to the Purchasers within its Purchaser Group ratably (based on Discount and Fees and Capital, respectively, owed to such Purchasers);

(e) Clause (f)(iii) shall be amended and restated to read as follows:

(iii) the Servicer shall hold (or cause the Seller to set aside and hold) such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to the Administrator for the ratable benefit of each such Purchaser on the date specified in the Paydown Notice (or such other date as agreed to by the Administrator) and the Aggregate Capital (together with the Capital of each Purchaser) shall be deemed reduced in the amount to be paid to the Administrator for the ratable benefit of each such Purchaser only when in fact finally so paid;

1.3. Section 1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.5 Fees. The Seller shall pay, or cause to be paid, to each Purchaser Agent for the benefit of the Purchasers and Liquidity Providers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in the Fee Letter.

1.4. The Commitments of each Committed Purchaser set forth on the signature pages to the Agreement are amended and restated in their entirety to be the Commitments set forth on the signatures pages of such Committed Purchaser to this Amendment.

1.5. The defined term “Eligible Receivable” appearing in Exhibit I to the Agreement is hereby amended by amending and restating clauses (b) and (g) of such definition to read as follows:

(b) that is denominated and payable in U.S. dollars, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account in the United States or any such other account consented to by the Administrator in writing; provided that prior to April 11, 2016, Obligors with respect to Pool Receivables originated by Targa Midstream Services LLC shall not be required to deliver payments on such Pool Receivables to a Lock-Box Account;

(g) that (i) is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim except to the extent any of the foregoing are included in the Contra Deduction Amount or (ii) is not, except in the case of a Pool Receivable originated by Targa Gas Marketing LLC or Targa Midstream Services LLC, a Net-Out Receivable;

1.6. The defined term “Excess Concentration Amount” appearing in Exhibit I to the Agreement is hereby amended by (a) deleting the “and” appearing at the end of clause (ii) of such definition, (b) deleting the period appearing at the end of clause (iii) of such definition and inserting “; and” in lieu thereof, and (c) inserting a new clause (iv) which shall read as set forth below:

(iv) if no Level 1 Ratings Event has occurred and is continuing, the amount, if any, by which (x) the Contra Deduction Amount determined pursuant to clause (B) of the definition thereof as if a Level 1 Ratings Event has occurred and is continuing on such day exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables.

1.7. The defined term “Facility Termination Date” appearing in Exhibit I to the Agreement is hereby amended by deleting the date “December 11, 2015” therein and replacing it with “December 9, 2016”.

1.8. The following defined terms appearing in Exhibit I to the Agreement are hereby amended and restated to read as follows:

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchaser Agents and the Purchasers), a Purchaser, Targa Gas Marketing LLC as contemplated in the Targa Midstream Contribution Agreement, or the Seller as contemplated in the Sale Agreement shall not constitute an Adverse Claim.

“Contra Deduction Amount” means, on any day, an amount equal to (A) $0 or (B) after the occurrence and during the continuance of a Level 1 Ratings Event, the sum of all amounts determined as follows: for each Obligor, the aggregate amounts payable, if any, by the applicable Originator to such Obligor as of the last day of the most recently ended Fiscal Month other than (i) any such amounts payable subject to a Net-Out Agreement and (ii) any such amounts payable asserted by such Obligor as an offset to the Outstanding Balance of Eligible Receivables of such Obligor; provided, that if, at any time, the aggregate amounts payable by the applicable Originator to such Obligor equal or exceed the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time, then the amount determined pursuant to this defined term for such Obligor shall be the greater of (i) $0 and (ii) the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time.

“Credit Sales” means, for any period, the aggregate initial principal balance of Pool Receivables originated by the Originators during such period.

“Dilution” means the portion of any Pool Receivable which is (i) reduced or cancelled as a result of any of the events described in Section 1.4(e)(i)(A) or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

“Fee Letter” means any one or more fee letter agreements among the Seller, the Administrator and the Purchaser Agents as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LIBOR Market Index Rate” means, for any day, the one-month rate per annum for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if the LIBOR Market Index Rate as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Originator” means each Person from time to time party to the Sale Agreement as an Originator and, so long as the Targa Midstream Contribution Agreement is in effect, Targa Midstream Services LLC.

“Purchase Limit” means $225,000,000, as such amount may be reduced pursuant to Section 1.1(c) or in connection with any Exiting Purchaser pursuant to Section 1.22, or increased pursuant to Section 1.2(e) or (f). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

“Transaction Documents” means this Agreement, the Lock-Box Agreements, the Fee Letter, the Sale Agreement, the Targa Midstream Contribution Agreement, the Company Notes, the Letters of Credit, each Letter of Credit Reimbursement Agreement and all other material certificates, instruments, reports, notices, agreements and documents executed, delivered or filed under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.9. The following defined terms are hereby added to Exhibit I of the Agreement in the appropriate alphabetical sequence to read as follows:

“Level 1 Ratings Event” means, with respect to the Servicer, (a) if the Servicer has an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, either (x) the Standard & Poor’s long-term “Issuer Rating” for the Servicer is below BB- or (y) the “Moody’s Corp. Family Rating” for the Servicer is below Ba3 or (b) if the Servicer does not have an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below BB-, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below Ba3 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

“Level 2 Ratings Event” means, with respect to the Servicer, (a) if the Servicer has an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, either (x) the Standard & Poor’s long-term “Issuer Rating” for the Servicer is reduced below B- or (y) the “Moody’s Corp. Family Rating” for the Servicer is reduced below B3 or (b) if the Servicer does not have an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below B-, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below B3 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

“Targa Midstream Contribution Agreement” means the Receivables Contribution Agreement, dated as of December     , 2016, between Targa Midstream Services LLC and Targa Gas Marketing LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

1.10. Section 1 of Exhibit III to the Agreement is hereby amended by amending and restating clause (l) to read as follows:

(l) Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

1.11. Section 1 of Exhibit III to the Agreement is hereby amended by adding a new clause (r) to read as follows:

(r) Liquidity Coverage Ratio. The Seller has not, does not and will not during this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Seller under this Agreement that are

(A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Targa for purposes of generally accepted accounting principles.

1.12. Clause (a)(iv) of Section 3 of Exhibit III to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(iv) Perfection and Related Security. Appropriate financing statements are on file in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (a) the contribution of certain Receivables and Related Security from Targa Midstream Services LLC to Targa Gas Marketing LLC pursuant to the Targa Midstream Contribution Agreement, (b) the sale and/or contribution of Receivables and Related Security from the applicable Originator to the Seller pursuant to the Sale Agreement and (c) the sale and security interest in the Receivables and Related Security from the Seller to the Administrator under this Agreement.

1.13. Clause (c) of Section 3 of Exhibit III to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(c) Priority. Other than the transfer of the Receivables to an Originator, the Seller and the Administrator under the Targa Midstream Contribution Agreement (if applicable), the Sale Agreement and this Agreement, respectively, and/or the security interest granted to an Originator, the Seller and the Administrator pursuant to the Targa Midstream Contribution Agreement, the Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. No effective financing statements against either the Seller or such Originator include a description of collateral including Receivables transferred or purported to be transferred under the Transaction

Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the contribution thereof by Targa Midstream Services LLC to Targa Gas Marketing LLC under the Targa Midstream Contribution Agreement, (ii) relating to the sale and/or contribution thereof by such Originator to the Seller under the Sale Agreement, (iii) relating to the security interest granted to the Administrator under this Agreement, or (iv) that has been released or terminated.

1.14. Section 1(a)(ii) of Exhibit IV to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(ii) Information Packages, Weekly Reports and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Level 1 Ratings Event has occurred and is continuing, as soon as available and in any event not later than the third Business Day of each week, a Weekly Report as of the last day of the most recently completed week. If a Level 2 Ratings Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

1.15. Section 1(f)(i) of Exhibit IV to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(i) The Seller will instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or any such other account consented to by the Administrator in writing if the Servicer fails to do so and, if an Obligor fails to so deliver payments to a Lock-Box Account or such other account consented to by the Administrator in writing, the Seller will use all reasonable efforts to cause such Obligor to deliver subsequent payments on Pool Receivables to a Lock-Box Account or such other account consented to by the Administrator in writing if the Servicer fails to do so. If any such payments or other Collections are received by the Seller, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. Notwithstanding the foregoing, prior to April 11, 2016, the Seller shall not be required to have instructed all Obligors to deliver payments on the Pool Receivables that were originated by Targa Midstream Services LLC to a Lock-Box Account.

1.16. Section 2(a)(iii) of Exhibit IV to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(iii) Information Packages, Weekly Reports and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Level 1 Ratings event has occurred and is continuing, as soon as available and in any event not later than the third Business Day of each week, a Weekly Report as of the last day of the most recently completed week. If a Level 2 Ratings Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

1.17. Section 2(g)(i) of Exhibit IV to the Agreement is hereby amended and restated and as so amended and restated shall read as follows:

(i) The Servicer will (on behalf of the Seller) instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or any such other account consented to by the Administrator in writing and, if an Obligor fails to so deliver payments to a Lock-Box Account or such other account consented to by the Administrator in writing, the Servicer will use all reasonable efforts to cause such Obligor to deliver subsequent payments on Pool Receivables to a Lock-Box Account or such other account consented to by the Administrator in writing. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. Notwithstanding the foregoing, prior to April 11, 2016, the Servicer shall not be required to have instructed all Obligors to deliver payments on the Pool Receivables that were originated by Targa Midstream Services LLC to a Lock-Box Account.

Section 2. Representations and Warranties of the Seller and Targa. (i) The Seller makes the representations and warranties contained in Sections 1 and 3 of Exhibit III to the Agreement, and (ii) Targa makes the representations and warranties in Section 2 of Exhibit III to the Agreement, in each case, as of the Effective Date (as defined below)

(unless any such representation or warranty expressly indicates it is being made as of another specific date), both before and immediately after giving effect to this Amendment.

Section 3. Agreement in Full Force and Effect, as Amended. All of the terms and conditions of the Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Agreement in the Agreement or any other document or instrument shall be deemed to mean the Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment with respect thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

Section 4. Effectiveness. This Amendment shall become effective in accordance with its terms as of the date hereof (the “Effective Date”) upon receipt by the Administrator of:

(i) counterparts of this Amendment executed by the Seller, the Servicer, the Administrator, each Purchaser Agent, each LC Bank and each Purchaser;

(ii) a duly executed copy of the Third Amended and Restated Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof;

(iii) a duly executed copy of the Third Amendment to the Sale Agreement, dated as of the date hereof; and

(iv) a duly executed copy of the Targa Midstream Contribution Agreement and each document required to be delivered pursuant to Section 4.1 of the Targa Midstream Contribution Agreement.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile or electronic transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TARGA RECEIVABLES LLC, as Seller

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

Address:	1000 Louisiana, Suite 4300
Houston, Texas 77002
Attention: Senior Vice President,
Chief Financial Officer and Treasurer
Telephone: (713) 584-1092
Facsimile: (713) 584-1523
Email: mmeloy@targaresources.com

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

TARGA RESOURCES PARTNERS LP, as Servicer

By:	Targa Resources GP LLC, its general partner

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President, Chief Financial Officer and Treasurer

Address:	1000 Louisiana, Suite 4300
Houston, Texas 77002
Attention: Executive Vice President,
Chief Financial Officer and Treasurer
Telephone: (713) 584-1092
Facsimile: (713) 584-1523
Email: mmeloy@targaresources.com

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group

By:	/s/ Eric Bruno
	Name:	Eric Bruno
	Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Brian M. Stanley
Telephone: (412) 768-2001
Facsimile: (412)762-9184
Email: ABFAdmin@pnc.com

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:	/s/ Eric Bruno
	Name:	Eric Bruno
	Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Brian M. Stanley
Telephone: (412) 768-2001
Facsimile: (412)762-9184
Email: ABFAdmin@pnc.com

Commitment: $225,000,000

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Eric Bruno
	Name:	Eric Bruno
	Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Brian M. Stanley
Telephone: (412) 768-2001
Facsimile: (412)762-9184
Email: ABFAdmin@pnc.com

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank

By:	/s/ Eric Bruno
	Name:	Eric Bruno
	Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Brian M. Stanley
Telephone: (412) 768-2001
Facsimile: (412)762-9184
Email: ABFAdmin@pnc.com

LC Sublimit Commitment: $100,000,000

[Signature Page to Fourth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]